Consent of Independent Certified Public Accountants


         I consent to the use in this Registration Statement on Form SB-2 of my report dated August 29, 2001, relating to the consolidated financial statements of Global Yacht Services, Inc. and its subsidiary, SEC File No. 333-69872, and to the reference to my firm under the caption "Experts" in the Prospectus.


                                        /s/ Quintanilla
                                        A Professional Accountancy Corporation
                                        Laguna Niguel, California

                                        November 20, 2001